Exhibit 4.1

EXECUTION COPY

BANC OF AMERICA SECURITIES LLC

$85,000,000 AGGREGATE PRINCIPAL AMOUNT

BARNES GROUP INC.

3.75% CONVERTIBLE SENIOR SUBORDINATED NOTES

DUE 2025

Purchase Agreement

dated July 26, 2005

Purchase Agreement

July 26, 2005

BANC OF AMERICA SECURITIES LLC

As Representative of the several Initial Purchasers

c/o BANC OF AMERICA SECURITIES LLC

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

Barnes Group Inc., a Delaware corporation (the “Company), proposes to issue and sell to the several purchasers named in Schedule A (the “Initial Purchasers”) $85,000,000 in aggregate principal amount of its 3.75% Convertible Senior Subordinated Notes due 2025 (the “Firm Notes”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $15,000,000 in aggregate principal amount of its 3.75% Convertible Senior Subordinated Notes due 2025 (the “Optional Notes” and, together with the Firm Notes, the “Notes”). Banc of America Securities LLC (“BAS”) has agreed to act as representative of the several Initial Purchasers (in such capacity, the “Representative”) in connection with the offering and sale of the Notes. To the extent there are no additional Initial Purchasers listed on Schedule A other than you, the term Representative and Initial Purchasers as used herein shall mean you, as an Initial Purchaser. The terms Representative and Initial Purchasers shall mean either the singular or plural as the context requires.

The Notes will be convertible on the terms, and subject to the conditions, set forth in the indenture, to be dated as of August 1, 2005 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). As used herein, “Conversion Shares” means the shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to be received by the holders of the Notes upon conversion of the Notes pursuant to the terms of the Notes.

The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended, together with the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, (the “Securities Act”), in reliance upon an exemption therefrom.

Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated the Closing Date, between the Company and the Initial Purchasers (the “Registration Rights Agreement”), pursuant to which the Company will agree to file with the Commission a shelf registration statement pursuant to Rule 415 (or a successor thereto) under the Securities Act (the “Registration Statement”) covering the resale of the Notes and the Conversion Shares. This Agreement, the Indenture, the Notes and the Registration Rights Agreement are referred to herein collectively as the “Operative Documents.”

The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Final Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement.

The Company has prepared an offering memorandum dated the date hereof setting forth information concerning the Company, the Notes, the Registration Rights Agreement and the Common Stock in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement, “Offering Memorandum” means, collectively, the Preliminary Offering Memorandum dated as of July 25, 2005 (the “Preliminary Offering Memorandum”) and the offering memorandum dated the date hereof (the “Final Offering Memorandum”), each as then amended or supplemented by the Company. As used herein, each of the terms “Offering Memorandum”, “Preliminary Offering Memorandum” and “Final Offering Memorandum” shall include in each case the documents incorporated or deemed to be incorporated by reference therein. For the avoidance of doubt, each reference herein to documents or matters “included”, “disclosed” or “described” (or any word of like import) in the Offering Memorandum, Preliminary Offering Memorandum or Final Offering Memorandum, shall, in each case, be a reference to such documents or matters in the Offering Memorandum, Preliminary Offering Memorandum or Final Offering Memorandum, as applicable, including the documents incorporated or deemed to be incorporated by reference therein.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

Section 1. Representations and Warranties of the Company.

The Company hereby represents, warrants and, where applicable, covenants to each Initial Purchaser as follows:

(a) No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers, the offer, resale and delivery of the Notes by the Initial Purchasers and the conversion of the Notes into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture and the Offering Memorandum, to register the Notes or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(b) No Integration. None of the Company or any of its subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Notes or the Conversion Shares in a manner that would require registration under the Securities Act of the Notes or the Conversion Shares.

(c) Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), or quoted on an automated inter-dealer quotation system.

(d) Exclusive Agreement. The Company has not paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of the Company (except as contemplated in this Agreement).

(e) Offering Memoranda. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Final Offering Memorandum in connection with the offer and resale of the Notes by the Initial Purchasers. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Offering Memorandum or the Final Offering Memorandum complied or will comply when it is filed in all material respects with the Exchange Act thereunder. The Preliminary Offering Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date of this Agreement, the Closing Date and on any Subsequent Closing Date, the Final Offering Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any Subsequent Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein.

(f) Statements in Offering Memorandum. The statements in the Final Offering Memorandum under the headings “Description of Certain Indebtedness”, “Certain U.S. Federal Income Tax Considerations” and “Description of Capital Stock”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g) Offering Materials Furnished to Initial Purchasers. The Company has delivered, or will deliver no later than 12:00 p.m. on the second business day after the execution of this Agreement, to the Representative Preliminary Offering Memoranda and Final Offering Memoranda, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Initial Purchasers.

(h) Authorization of the Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(i) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act; on the Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Indenture conforms in all material respects to the description thereof contained in the Final Offering Memorandum.

(j) Authorization of the Notes. The Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the

Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, as the case may be, (assuming due authentication of the Notes by the Trustee), such Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Notes will conform in all material respects to the description thereof contained in the Final Offering Memorandum.

(k) Authorization of the Conversion Shares. The shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights granted by the Company.

(l) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by the other parties thereto, will constitute a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law.

(m) No Material Adverse Change. Except as otherwise disclosed in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Final Offering Memorandum: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock; and (iv) except for the Company’s purchase of 1,620 shares from a member of the Barnes family in April 2005, there has been no repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(n) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Final Offering Memorandum, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act.

(o) Preparation of the Financial Statements. The financial statements (together with related notes and schedules) included in the Final Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Final Offering Memorandum under the captions “Offering Memorandum Summary—Recent Developments”, “Offering Memorandum Summary—Selected Historical Consolidated Financial Information”, “Selected Historical Consolidated Financial Information” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Final Offering Memorandum, to the extent the periods are represented thereby. The Company’s ratios of earnings to fixed charges set forth in the Final Offering Memorandum have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(p) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation and has the power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Final Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its subsidiaries is duly qualified to transact business and, where applicable, is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and, provided that the shares of each subsidiary organized in a jurisdiction outside the United States of America continue to be held by at least a minimum number of record holders necessary to ensure that such subsidiary will enjoy limited liability status under the laws of such jurisdiction, nonassessable and, except for nominee shares or similar interests, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 or such subsidiaries as are not required to be listed in such Exhibit pursuant to Item 601(b)(21)(ii) of Regulation S-K.

(q) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Final Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans disclosed in the Final Offering Memorandum or upon exercise of outstanding options or rights described in the Final Offering Memorandum). The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Final Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Final Offering Memorandum (other than subsequent issuances, if any, pursuant to employee benefit plans described in the Final Offering Memorandum).

(r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required; Compliance with Laws. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws. Neither the Company nor any of its subsidiaries (i) is (or, with the giving of notice or lapse of time, would be) in default (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company’s Amended and Restated $175,000,000 Senior Unsecured Revolving Credit Agreement dated as of June 2, 2004, by and among the Company, Bank of America, N.A., as administrative agent, Banc of America Securities LLC, as arranger, KeyBank National Association, as syndication agent, and HSBC Bank USA and Webster Bank, National Association, as co-documentation agents, and the lenders party thereto (the “Revolving Credit Agreement”) or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (ii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

The Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Final Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Final Offering Memorandum, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the Rules and Regulations promulgated thereunder and (ii) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the New York Stock Exchange or the National Association of Securities Dealers, Inc. (“NASD”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of an Existing Instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s) No Stamp or Transfer Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes or upon the issuance of Common Stock upon the conversion thereof.

(t) No Material Actions or Proceedings. Except as otherwise disclosed in the Final Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(u) Labor Matters. Except as disclosed in the Final Offering Memorandum, (x) no labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened and (y) to the knowledge of senior management of the Company, no labor problem or dispute with the employees of any principal customer, supplier or vendor of the Company exists or is threatened, which in the case of either (x) or (y), would result in a Material Adverse Effect. For purposes of this Agreement, the term “senior management of the Company” means the Company’s chief executive officer, chief financial officer, general counsel, assistant general counsel, treasurer and senior vice presidents.

(v) Intellectual Property Rights. The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company’s business as now conducted. Except as set forth in the Final Offering Memorandum (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company except for any such grant that is not material to the business of the Company; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property; (d) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(w) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as currently conducted except where the failure to possess any certificate, authorization or permit would not result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(x) Title to Properties. The Company and each of its subsidiaries has valid title to all the properties and assets reflected as owned in the financial statements included in the Final Offering Memorandum, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not, individually or in the aggregate, materially and adversely affect the value of such property and do not, individually or in the aggregate, materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(y) Tax Law Compliance. The Company and its subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed in a timely manner, unless the Company has otherwise filed an extension therefor and other than where such failure to so timely file would not result in a Material Adverse Effect, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as are being contested in good faith and by appropriate proceedings or the failure to pay which would not result in a Material Adverse Effect. The Company has made appropriate provisions in the financial statements included in the Final Offering Memorandum in respect of all federal, state and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(z) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and, after receipt of payment for the Notes and application of the proceeds as described under “Use of Proceeds” in the Final Offering Memorandum, will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

(aa) Compliance with Reporting Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(bb) Insurance. Each of the Company and its subsidiaries are insured by institutions that the Company reasonably believes are recognized, financially sound and reputable, with policies in such amounts and with such deductibles and covering such risks as are generally deemed reasonable and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of terrorism or vandalism and earthquakes. To the Company’s knowledge, all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(cc) No Restriction on Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Offering Memorandum.

(dd) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes or the Conversion Shares to facilitate the sale or resale of the Notes. The Company acknowledges that the Initial Purchasers may engage in passive market making transactions in the Common Stock on the New York Stock Exchange in accordance with Regulation M under the Exchange Act.

(ee) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Final Offering Memorandum which have not been described as required.

(ff) No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) (“Affiliates”), has, directly or through an agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offering of the Notes or the Conversion Shares under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Notes or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

(gg) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of senior management of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of any action, directly or indirectly, that has resulted in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other offer, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(hh) No Conflict with Money Laundering Laws. Neither the Company nor any of its subsidiaries has conducted its business in a manner that has resulted in a failure to comply with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency.

(ii) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any officer, agent or employee of the Company or any of its subsidiaries is currently blocked by any U.S. sanctions by virtue of appearing on the Specifically Designated Nationals list of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) as of the date of this Agreement; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity on OFAC’s Specifically Designated Nationals list for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj) Compliance with Environmental Laws. Except as otherwise disclosed in the Final Offering Memorandum (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or at the time of a release in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, required expenditures to be incurred pursuant to Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or, to the Company’s knowledge, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(kk) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(ll) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA except where the failure to be in compliance would not result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. Within the last five years, there has been no “reportable event” as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to any of the “employee benefit plans” subject to Title IV of ERISA which would require the giving of notice under Section 4043 of ERISA (disregarding any events for which the notice has been waived under Section 4043 of ERISA and the regulations thereunder). No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) except where such unfunded benefit liabilities would not result in a Material Adverse Change. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, in each case except where such liabilities would not reasonably be expected to result in a Material Adverse Change. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and, since the date of such determination letter, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. Except as disclosed in the Final Offering Memorandum, neither of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; or (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

(mm) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(nn) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of their families.

(oo) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp) Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting as defined in Rule 15d-15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(qq) No Material Weakness or Change in Internal Controls. Except as disclosed in the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(rr) Significant Subsidiaries. The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”).

(ss) Lending Relationship. Except as disclosed in the Final Offering Memorandum, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Notes hereunder to repay any outstanding debt owed to any Affiliate of any Initial Purchaser.

(tt) PORTAL. The Company has been advised by the NASD’s PORTAL Market that the Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

(uu) Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Initial Purchasers at the closing shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

Section 2. Purchase, Sale and Delivery of the Notes.

(a) The Firm Notes. The Company agrees to issue and sell to the several Initial Purchasers the Firm Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective principal amount of Firm Notes set forth opposite their names on Schedule A at a purchase price of 97.0% of the aggregate principal amount thereof.

(b) The Closing Date. Delivery of the Firm Notes to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York time, on August 1, 2005, or such other time and date as the Representative and the Company shall agree (the time and date of such closing are called the “Closing Date”).

(c) The Optional Notes; any Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to $15,000,000 aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Notes. The option granted hereunder may be exercised at any time and from time to time within the 13 day period beginning on the Closing Date upon notice by the Representative to the Company, which notice may be given at any time at least two days prior to the Closing Date or Subsequent Closing Date (as defined below), as applicable. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Notes as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered and (iii) the time, date and place at which such Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representative. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than 10 business days after the date of such notice. If any Optional Notes are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Optional Notes (subject to such adjustments to eliminate fractional amounts as the Representative may determine) that bears the same proportion to the total principal amount of Optional Notes to be purchased as the principal amount of Firm Notes set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes.

(d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Notes and any Optional Notes the Initial Purchasers have agreed to purchase. BAS, individually and not as the Representative of the Initial Purchasers, may (but shall not be obligated to) make payment for any Notes to be purchased by any Initial Purchaser whose funds shall not have been received by the Representative by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.

(e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers the Firm Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers, the Optional Notes the

Initial Purchasers have agreed to purchase at the Closing Date or any Subsequent Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

Section 3. Covenants of the Company.

The Company covenants and agrees with each Initial Purchaser as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the date the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), prior to amending or supplementing the Final Offering Memorandum, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not print, use or distribute such proposed amendment or supplement to which the Representative reasonably objects.

(b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, at any time prior to the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company shall promptly notify the Initial Purchasers and prepare, subject to Section 3(a) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission.

(c) Copies of Offering Memorandum. The Company agrees to furnish the Representative, without charge, until the earlier of six months after the date hereof or the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company) as many copies of the Preliminary Offering Memorandum and the Final Offering Memorandum and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representative may reasonably request.

(d) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Initial Purchasers, as the Initial Purchasers may reasonably request from time to time, to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide to any holder of the Notes or to any prospective purchaser of the Notes designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

(f) Compliance with Securities Law. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(g) Legends. Each of the Notes will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Final Offering Memorandum for the time period and upon the other terms stated therein.

(h) No General Solicitation. Except following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Company will not, and will cause its subsidiaries not to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(i) No Integration. The Company will not, and will cause its subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes.

(j) Information to Publishers. Any information provided by the Company to publishers of publicly available databases about the terms of the Notes shall include a statement that the Notes have not been registered under the Act and are subject to restrictions under Rule 144A of the Act.

(k) DTC. The Company will cooperate with the Representative and use its best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

(l) Rule 144 Tolling. During the period of two years after the Closing Date or, if later, any Subsequent Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(m) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Final Offering Memorandum.

(n) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(o) Available Conversion Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Conversion Shares.

(p) Conversion Price. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

(q) Company to Provide Interim Financial Statements and Other Information. Prior to the Closing Date, the Company will furnish the Initial Purchasers, if and as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Offering Memorandum.

(r) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Final Offering Memorandum, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Notes or with respect to any existing stock plan of any acquired company); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Final Offering Memorandum, or any existing stock plan of any acquired company.

(s) Future Reports to Stockholders. The Company shall furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(t) Future Reports to the Representative. During the period of five years after the Closing Date the Company will furnish to the Representative at 9 West 57th Street, New York, NY 10022 (i) as soon as practicable after the end of each fiscal year, copies of the annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(u) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(v) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

(w) Existing Lock-Up Agreements. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with a public offering by the Company. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

(x) New Lock-Up Agreements. The Company will enforce all agreements between the Company and any of its security holders to be entered into pursuant to this agreement that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements.

(y) Trust Indenture Act. As of the date of the effectiveness of the Registration Statement, the Company will cause the Indenture to be qualified under the Trust Indenture Act.

Section 4. Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred by or on behalf of the Company, in connection with the preparation, printing, shipping and distribution of the Preliminary Offering Memorandum and the Final Offering Memorandum, all amendments and supplements thereto and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vii) the expenses of the Company and the Initial Purchasers in connection with the offering of the Notes, (viii) the fees and expenses associated with listing the Conversion Shares on the New York Stock Exchange and (ix) all expenses and fees in connection with admitting the Notes for trading in the PORTAL Market.

Except as provided in clauses (vi) and (vii) of this Section 4, Section 7, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5. Conditions of the Obligations of the Initial Purchasers.

The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Notes, as of the related Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in the form which is attached as Exhibit A.

(b) No Material Adverse Change or Rating Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date:

(i) in the reasonable judgment of the Representative, there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Final Offering Memorandum; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(c) Opinion of Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date the Representative shall have received (i) the favorable opinion and negative assurance letter of Nixon Peabody LLP, special counsel for the Company, each dated as of such Closing Date, the forms of which are attached as Exhibits B-1 and B-2, respectively, and (ii) the favorable opinion of the General Counsel of the Company, dated as of such Closing Date, the form of which is attached as Exhibit B-3.

(d) Opinion of Counsel for the Initial Purchasers. On each of the Closing Date and any Subsequent Closing Date the Representative shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated as of such Closing Date, in form and substance reasonably acceptable to the Representative and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e) Officers’ Certificate. On each of the Closing Date and any Subsequent Closing Date the Representative shall have received a written certificate executed by at least two of (x) the Chief Executive Officer and President, (y) the Senior Vice President, Finance and Chief Financial Officer and (z) the Vice President, Controller, of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Preliminary Offering Memorandum, the Final Offering Memorandum, any amendments or supplements thereto and this Agreement, to the effect that:

(i) for the period from and after the date of this Agreement and to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(f) Bring-down Comfort Letter. On each of the Closing Date and any Subsequent Closing Date the Representative shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, a letter dated such date, in form and substance reasonably satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.

(g) Registration Rights Agreement. The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers), and the Registration Rights Agreement shall be in full force and effect.

(h) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit C hereto from each officer and director listed on Schedule B hereto, and such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.

(i) PORTAL Designation. The Notes shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

(j) NYSE Listing. The Company shall have caused the Conversion Shares to be approved for listing, subject to issuance, on the New York Stock Exchange.

(k) Administrative Agent Certificate. On or before the date of the Preliminary Offering Memorandum, the Company shall have provided to the Representative a copy of an agreement, letter or certificate from Bank of America, N.A., the administrative agent under the Revolving Credit Agreement, to the effect that both the terms of the Notes and the documentation used to effect the Notes are in form and substance satisfactory to the Administrative Agent, after consultation with the Required Lenders (as defined in the Revolving Credit Agreement).

(l) Additional Documents. On or before each of the Closing Date and any Subsequent Closing Date, the Representative and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Notes, at any time prior to applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7 Section 8, Section 9 and Section 18 shall at all times be effective and shall survive such termination.

Section 6. Representations, Warranties and Agreements of Initial Purchasers.

Each of the Initial Purchasers represents and warrants that it is a “qualified institutional buyer,” as defined in Rule 144A of the Securities Act (“QIB”). Each Initial Purchaser agrees with the Company that:

(a) it has not offered or sold, and will not offer or sell, any Notes within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering except, to those it reasonably believes to be a QIB.

(b) in accordance with Rule 502(c) of Regulation D promulgated under the Securities Act, neither it nor any person acting on its behalf has made or will make offers or sales of the Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States in connection with the offer and sale of the Notes, including, without limitation, any article, notice or other communication published in any newspaper, magazine, website, or similar media or broadcast over television, radio, or over the internet or using the electronic mail, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(c) it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A.

(d) any information provided by the Initial Purchasers to publishers of publicly available databases about the terms of the Notes shall include a statement that the Notes have not been registered under the Act and are subject to restrictions under Rule 144A under the Act.

(e) it acknowledges that additional restrictions on the offer and sale of the Notes and the Common Stock issuable upon conversion thereof are described in the Final Offering Memorandum.

Section 7. Reimbursement of Initial Purchasers’ Expenses.

If this Agreement is terminated by the Representative pursuant to Section 5, Section 10 or Section 11, or if the sale to the Initial Purchasers of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges; provided, however, that the Company shall not be obligated to reimburse the expenses of any Representative or other Initial Purchaser who is a defaulting Initial Purchaser in the context of a termination of this Agreement pursuant to Section 10. In the case of a termination of this Agreement by the Representative pursuant to Section 10, the defaulting Initial Purchaser or Initial Purchasers agree to reimburse the Company for all reimbursements made by the Company to the Representative and the other Initial Purchasers pursuant to this Section 7.

Section 8. Indemnification.

(a) Indemnification of the Initial Purchasers by the Company. The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to reimburse each Initial Purchaser and each such controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of one counsel chosen by BAS) as such expenses are reasonably incurred by such Initial Purchaser, its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Representative expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto); and provided, further, that with respect to any Preliminary Offering Memorandum, the foregoing indemnity agreement shall not inure to the benefit of any Initial Purchaser from whom the person asserting any loss, claim, damage, liability or expense purchased Notes, or any person controlling such Initial Purchaser, if copies of the Final Offering Memorandum were timely delivered to the Initial Purchaser pursuant to Section 2 and a copy of the Final Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Final Offering

Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Representative expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in Schedule C. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof may be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent such indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), reasonably approved by the indemnifying party (or by BAS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 9. Contribution.

If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by such Initial Purchaser and distributed to investors were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10. Default of One or More of the Several Initial Purchasers.

If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Firm Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Firm Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting Initial Purchaser) to any other party except that the provisions of Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the Closing Date or any Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

Section 11. Termination of this Agreement.

On or prior to the Closing Date this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal, New York or Delaware authority or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Final Offering Memorandum or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Initial Purchaser, except to the extent that the Company is obligated to reimburse the expenses of the Representative and the Initial Purchasers pursuant to Sections 4 and 7 hereof, or (b) any Initial Purchaser to the Company, provided, however, that if the Company reimbursed the Initial Purchasers for their expenses pursuant to Section 7 hereof and the defaulting Initial Purchaser or Initial Purchasers are obligated to reimburse the Company for all reimbursements made by the Company to the Representative and the other Initial Purchasers pursuant to Section 7 hereof, such obligation to reimburse the Company shall survive.

Section 12. Representations and Indemnities to Survive Delivery.

The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company and of the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the result thereof, made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, (ii) acceptance of the Notes and payment for them hereunder or (iii) any termination of this Agreement.

Section 13. Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Facsimile: 212-933-2217

Attention: Syndicate Department

with a copy to:

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Facsimile: (212) 847-6439

Attention: Raymond P. Ko

and

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Facsimile: (212) 848-7179

Attention: Andrew R. Schleider

If to the Company:

Barnes Group Inc.

123 Main Street

Bristol, Connecticut 06011-0489

Facsimile: (860) 585-5396

Attention: General Counsel

with a copy to:

Nixon Peabody LLP

437 Madison Avenue

New York, New York 10022

Facsimile: (212) 940-3111

Attention: Richard F. Langan, Jr.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.

Section 15. Partial Unenforceability

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law Provisions.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 17. Arms Length Relationship.

The Company acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, the Company and each Initial Purchaser and any affiliate through which it may be acting (each, a “Transaction Affiliate”) have an arms length business relationship that creates no fiduciary duty on the part of any Initial Purchaser or any Transaction Affiliate and each expressly disclaims any fiduciary relationship.

Section 18. General Provisions.

No indemnified party shall be entitled to any consequential, special or punitive damages by virtue of Section 8 or 9 of this Agreement except to the extent that such indemnified party is obligated to pay such types of damages to a third party in respect of a claim for which such indemnified party is entitled to indemnification or contribution. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. This Agreement is not intended to, and does not, create any rights, benefits, remedies or claims of any person other than the parties hereto.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BARNES GROUP INC.

By:	/s/ William C. Denninger
Name:	William C. Denninger
Title	Senior Vice President and Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

BANC OF AMERICA SECURITIES LLC

Acting as Representative of the

several Initial Purchasers named in

the attached Schedule A.

By	BANC OF AMERICA SECURITIES LLC

By:	/s/ Derek Dillon
Name:	Derek Dillon
Title:	Managing Director

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Firm Notes to be Purchased
Banc of America Securities LLC	$51,000,000
J.P. Morgan Securities Inc.	8,500,000
Jefferies & Company, Inc.	8,500,000
BNY Capital Markets, Inc.	4,250,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	4,250,000
Calyon Securities (USA) Inc.	4,250,000
HSBC Securities (USA) Inc.	4,250,000

Total	$85,000,000

SCHEDULE B

Persons and Entities Subject to Lock-Up Agreement Pursuant to Section 5(h)

John W. Alden

John R. Arrington

Thomas O. Barnes

Gary G. Benanav

Francis C. Boyle, Jr.

William S. Bristow, Jr.

Edmund M. Carpenter

George T. Carpenter

Joseph D. DeForte

Patrick Dempsey

William C. Denninger

A. Keith Drewett

Thomas P. Fodell

Signe G. Gates

Philip A. Goodrich

Donald W. Griffin

Frank E. Grzelecki

Mylle H. Mangum

Gregory F. Milzcik

Lawrence W. O’Brien

G. Jackson Ratcliffe, Jr.

Idelle K. Wolf

SCHEDULE C

The twelfth paragraph on the cover page concerning delivery of the Notes.

The second sentence under the heading “Offering Memorandum Summary – The Offering – Trading” concerning making a market in the Notes.

The first sentence of the eleventh paragraph under the heading “Plan of Distribution” concerning making a market in the Notes.

The first two sentences and the sixth sentence of the twelfth paragraph under the heading “Plan of Distribution” concerning stabilizing transactions by the Initial Purchasers.

ANNEX A

Significant Subsidiaries

Barnes Group (Bermuda) Limited

Barnes Sweden Holding Company AB

Stromsholmen AB

Barnes Group Holding B.V.

3032350 Nova Scotia Limited

Barnes Group Canada Corp.

Windsor Airmotive Asia PTE Ltd.

Barnes Group (Delaware) LLC

Seeger-Orbis GmbH

EXHIBIT A

Form of Comfort Letter

July 26, 2005

Barnes Group Inc. and its Board of Directors

and

Banc of America Securities LLC

J.P. Morgan Securities Inc.

Jefferies & Company, Inc.

BNY Capital Markets, Inc.

BB&T Capital Markets, a division of Scott & Stringfellow, Inc.

Calyon Securities (USA) Inc.

HSBC Securities (USA) Inc.

c/o	Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Ladies and Gentlemen:

We have audited:

1.	the consolidated financial statements of Barnes Group Inc. (the “Company”) and its subsidiaries as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 included in the Company’s Current Report on Form 8-K filed on July 25, 2005 (the “Form 8-K”),

2.	the related financial statement schedule included in the Company’s annual report on Form 10-K for the year ended December 31, 2004 (the “Form 10-K”),

3.	management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 which is included in the Company’s Form 10-K, and

4.	the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004.

The consolidated financial statements, financial statement schedule and management’s assessment referred to above are all incorporated by reference in the offering memorandum for up to $100,000,000 Convertible Senior Subordinated Notes due 2025 (the “Notes”). Our reports with respect thereto are also incorporated by reference in the offering memorandum. The offering memorandum dated July 26, 2005 is herein referred to as the Offering Memorandum.

This letter is being furnished in reliance upon your representation to us that:

a.	You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 (the Act).

b.	In connection with the offering of Notes, the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of Notes were being registered pursuant to the Act.

In connection with the Offering Memorandum:

1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.	Company officials have advised us that the financial statements included in the Offering Memorandum are prepared in accordance with Regulation S-X of the SEC. In our opinion, the consolidated financial statements and financial statement schedule audited by us and incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable sections of Regulation S-X.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2004; although we have conducted an audit for the year ended December 31, 2004, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2004 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet as of March 31, 2005 and the unaudited consolidated statements of income and of cash flows for the three-month periods ended March 31, 2005 and 2004 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005, incorporated by reference in this Offering Memorandum, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2004. Also, we have not audited the Company’s internal control over financial reporting as of any date subsequent to December 31, 2004. Therefore, we do not express any opinion on the Company’s internal control over financial reporting as of any date subsequent to December 31, 2004.

4.	For purposes of this letter, we have read the minutes of the 2005 meetings of the stockholders, the Board of Directors, Audit Committee, Corporate Governance Committee, Finance Committee, and Compensation and Management Development Committee of the Company and its subsidiaries as set forth in the minute books at July 25, 2005, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (except for minutes of the July 19, 2005 Corporate Governance Committee, Finance Committee and Compensation and Management Development Committee meetings and the July 20, 2005 Audit Committee and Board of Directors meetings which were not yet prepared), and have carried out other procedures to July 25, 2005 (our work did not extend to July 26, 2005, inclusive) as follows:

a.	With respect to the three-month periods ended March 31, 2005 and 2004, we have:

(i)

performed the procedures (completed on May 4, 2005) specified by the PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited balance sheet as of March 31, 2005 and the unaudited consolidated statements of income and of cash flows for the three-month periods ended March 31, 2005 and 2004 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005, incorporated by reference in the Offering Memorandum; and

(ii)	inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in (i) above comply as to form in all material respects with the applicable sections of Regulation S-X.

b.	With respect to the period from April 1, 2005 to June 30, 2005, we have:

(i)	read the unaudited consolidated financial data of the Company and its subsidiaries for April, May and June of both 2005 and 2004, furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to June 30, 2005, were available. The financial information for April, May and June of both 2005 and 2004 is incomplete in that it omits financial statement disclosures, and the financial information for April and May of both 2005 and 2004 also omits the statement of cash flows.

(ii)	inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited financial data referred to in b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Offering Memorandum.

The foregoing procedures do not constitute an audit made in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a. (i)	Any material modifications should be made to the unaudited consolidated financial information described in 4a for them to be in conformity with generally accepted accounting principles.

(ii)	The unaudited consolidated financial information described in 4a do not comply as to form in all material respects with the applicable sections of Regulation S-X.

b.	(i) At June 30, 2005, there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets (working capital) or stockholders’ equity of the Company and its subsidiaries consolidated as compared with amounts shown on the March 31, 2005 unaudited consolidated balance sheet incorporated by reference in the Offering Memorandum, or (ii) for the period from April 1, 2005 to June 30, 2005, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales, operating income or total or per share net income, except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or may occur.

6.	As mentioned in 4b, Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to June 30, 2005 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after June 30, 2005 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (i) at July 25, 2005 there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets (working capital) or stockholders’ equity of the Company and its subsidiaries consolidated as compared with amounts shown in the March 31, 2005 unaudited consolidated balance sheet incorporated by reference in the Offering Memorandum; or (ii) for the period from April 1, 2005 to July 25, 2005, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales, operating income or total or per share net income. On the basis of these inquiries and our reading of the minutes as described in 4, we did not find any change in the capital stock, increase in long-term debt or decrease in consolidated net assets or stockholders’ equity, except in all instances for changes, increases or decreases which the Offering Memorandum discloses have occurred or may occur. Officials of the Company have advised us that there is no means of determining whether there have been any decreases in consolidated net sales, income from operations or in total or per share net income as referred to in item 6(ii).

7.	For purposes of this letter, we have also read the items identified by you on the attached copy of the Offering Memorandum, Form 10-K, Form 10-Q, Form 8-K and the Company’s proxy statement forming part of the Offering Memorandum and have performed the procedures, which were applied as indicated with respect to the numbers explained at Appendices 1 through 6. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in this document as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

8.	Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9.	The procedures enumerated in paragraph 7 do not constitute an audit conducted in accordance with standards of the PCAOB. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

10.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Memorandum and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

11.	This letter is solely for the information of the addressees and to assist the initial purchasers in conducting and documenting its investigation of the affairs of the Company in connection with the offering of securities covered by the Offering Memorandum, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Memorandum or any other document, except that reference may be made to it in the list of closing documents pertaining to the offering of securities covered by the Offering Memorandum.

EXHIBIT B-1

Form of opinion of Nixon Peabody LLP, special counsel for the Company, to be delivered pursuant to Section 5(c)(i) of the Purchase Agreement.

References to the Final Offering Memorandum in this Exhibit B-1 include any supplements thereto at the Closing Date.

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Company’s authorized Common Stock capitalization as of March 31, 2005 is as set forth in the Final Offering Memorandum under the caption “Capitalization”. The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof (other than with respect to the number of issued or outstanding shares of Capital Stock, as to which such counsel expresses no opinion) set forth in the Final Offering Memorandum under the caption “Description of Capital Stock”. The form of certificate used to evidence the Common Stock complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Delaware.

(iii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(iv) The Indenture has been duly authorized by the Company; on the Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting the enforcement of, creditors’ rights and remedies, (B) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (2) concepts of materiality, reasonableness, good faith and fair dealing, and (C) public policy.

(v) The Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Purchase Agreement on the Closing Date (assuming due authentication of the Notes by the Trustee), such Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting the enforcement of, creditors’ rights and remedies, (B) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (2) concepts of materiality, reasonableness, good faith and fair dealing, and (C) public policy.

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(vi) The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes at a conversion price of not less than the par value of the Conversion Shares, will be validly issued, fully paid and non-assessable.

(vii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Registration Rights Agreement by the other parties thereto, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting the enforcement of, creditors’ rights and remedies, (B) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (2) concepts of materiality, reasonableness, good faith and fair dealing, and (C) public policy.

(viii) Neither registration of the Notes under the Securities Act, nor qualification of the Indenture under the Trust Indenture Act, is required for (i) the offer and sale of the Notes by the Company to the Initial Purchasers or (ii) the re-offer and resale of the Notes by the Initial Purchasers to QIBs under Rule 144A promulgated under the Securities Act, in each case in the manner contemplated by the Purchase Agreement and the Final Offering Memorandum.

(ix) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware.

(x) Each document filed pursuant to the Exchange Act and incorporated by reference in the Final Offering Memorandum complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, provided, however, that such counsel expresses no opinion as to the financial statements, notes thereto and supporting schedules and other financial and accounting information included or incorporated by reference therein or omitted therefrom.

(xi) The statements in the Final Offering Memorandum under the captions “Description of Notes”, “Description of Capital Stock” and “Certain U.S. Federal Income Tax Considerations” insofar as such statements constitute matters of law, summaries of legal matters, the Company’s charter or by-law provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly summarize, in all material respects, the matters referred to therein.

(xii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company’s execution, delivery and performance of the Purchase Agreement and consummation of the transactions contemplated thereby and by the Final Offering

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Memorandum, except as required under the Securities Act, the Trust Indenture Act, applicable state securities or blue sky laws, or the rules of the New York Stock Exchange or the NASD.

(xiii) The execution and delivery of the Purchase Agreement, the Indenture and the Notes by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification and contribution section of the Purchase Agreement, as to which such counsel expresses no opinion) (a) will not result in any violation of the provisions of the charter or by-laws of the Company; (b) except as disclosed in the Final Offering Memorandum, will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (A) the Company’s Amended and Restated $175,000,000 Senior Unsecured Revolving Credit Agreement, dated as of June 2, 2004 by and among the Company, Bank of America, N.A., as administration agent, Banc of America Securities LLC, as arranger, and the lenders and other parties party thereto, or (B) any document filed as an exhibit to a filing specifically listed as being incorporated by reference into the Final Offering Memorandum or listed on Exhibit A to this letter; or (c) to such counsel’s knowledge, assuming the Notes are issued, sold and delivered under the circumstances contemplated in the Final Offering Memorandum and the Purchase Agreement and the accuracy of the representations, warranties and agreements of the Initial Purchasers set forth in Section 6 of the Purchase Agreement, violate any applicable law or any rule or regulation which in such counsel’s experience is normally applicable to transactions of the type contemplated by the Purchase Agreement, or any judgment, order or decree known to such counsel of any court or any governmental body or agency having jurisdiction over the Company, any of the Significant Subsidiaries of their respective property.

(xiv) The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the U.S. Securities Exchange Commission applicable to an Indenture which is qualified thereunder.

(xv) The Company is not, and after receipt of payment for the Notes and the application of the proceeds as contemplated under the caption “Use of Proceeds” in the Final Offering Memorandum will not be, an “investment company” within the meaning of the Investment Company Act.

In rendering such opinion, such counsel may (i) rely on certificates of the Company or of officers of the Company as to matters of fact and on certificates of and other information from governmental officials, (ii) rely, as to matters of fact, to the extent they deem proper, on the representations and warranties of the Company contained in or made pursuant to the Purchase Agreement and on certificates of officers of the Company and public officials and (iii) state that it is opining only as to matters of federal and New York law and the General Corporation Law of the State of Delaware.

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Exhibit A

Loan Agreement dated as of February 1, 1988 by and between The Economic Development Corporation of the City of Saline, as issuer, and Barnes Group Inc., relating to the issuance of $7,000,000 The Economic Development Corporation of the City of Saline Limited Obligation Revenue Bonds (Associated Spring Project), Series 1988

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EXHIBIT B-2

Form of negative assurance letter of Nixon Peabody LLP, special counsel for the Company, to be delivered pursuant to Section 5(c)(i) of the Purchase Agreement.

References to the Final Offering Memorandum in this Exhibit B-2 include any supplements thereto at the Closing Date.

Such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and, with representatives of the Initial Purchasers, at which the contents of the Final Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and, although such counsel are not passing upon and have not undertaken to determine or verify independently, and therefore do not assume any responsibility, explicitly or implicitly, for, the accuracy, completeness or fairness of the statements contained in the Final Offering Memorandum and any amendments or supplements thereto (other than as specified in paragraph (xi) of such counsel’s legal opinion addressed to you by separate letter dated August 1, 2005), such counsel have participated in the preparation of the Final Offering Memorandum; and based upon and subject to the foregoing and to the other qualifications and limitations stated in such opinion letter and this letter, nothing has come to their attention that causes them to believe that, as of the date of the Final Offering Memorandum or as of the Closing Date or any Subsequent Closing Date, as the case may be, the Final Offering Memorandum or any amendments thereto contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel express no belief as to the financial statements, notes thereto and supporting schedules and other financial and accounting information included or incorporated by reference in the Final Offering Memorandum or omitted therefrom.

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EXHIBIT B-3

Form of opinion of General Counsel of the Company to be delivered pursuant to Section 5(c)(ii) of the Purchase Agreement.

References in the Final Offering Memorandum to this Exhibit B-3 include any supplements thereto at the Closing Date.

(i) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Indenture and the Registration Rights Agreement.

(ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction of the United States of America in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

(iii) Each Significant Subsidiary of the Company incorporated or, in the case of a limited liability company, organized in a state of the United States of America (each, a “Domestic Subsidiary”) has been duly incorporated or, in the case of a limited liability company, organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, has corporate or, in the case of a limited liability company, organizational power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Final Offering Memorandum and is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

(iv) All of the issued and outstanding capital stock of each such Significant Subsidiary of the Company that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the knowledge of such counsel, any pending or threatened claim, other than transfer restrictions in organizational documents and under applicable securities laws. All of the outstanding membership interests of each such Significant Subsidiary that is a limited liability company have been validly issued and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to my knowledge, any pending or threatened claim other than transfer restrictions or organizational documents and under applicable securities laws.

(v) All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable.

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(vi) To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Final Offering Memorandum or the documents incorporated by reference therein, other than those disclosed therein.

(vii) To the knowledge of such counsel, there are no Existing Instruments required to be filed as exhibits to the documents incorporated by reference in the Final Offering Memorandum, other than those filed or incorporated by reference as exhibits to the documents incorporated by reference therein.

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EXHIBIT C

[Date]

Banc of America Securities LLC

As Representative of the Several Initial Purchasers

c/o Banc of America Securities LLC

9 West 57th Street

New York, NY, 10019

Re:	Barnes Group Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out an offering of 3.75% Convertible Senior Subordinated Notes due 2025 (the “Notes”), which will be convertible into common stock, $0.01 par value (the “Common Stock”), of the Company (the “Offering”), for which you will act as the Representative of the several initial purchasers (collectively, the “Initial Purchasers”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other Initial Purchasers are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into the purchase arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Banc of America Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Final Offering Memorandum used in connection with the sale of the

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Notes (the “Lock-Up Period”). The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of the Notes and any shares of Common Stock issuable upon conversion of the Notes only, the undersigned waives any registration rights relating to the registration under the Securities Act of any shares of Common Stock (other than shares issuable upon conversion of the Notes) owned either of record or beneficially by the undersigned, including any rights to receive notice of such sale or resale.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as trustee, or on behalf of an entity)

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